Exhibit 99.1

Alpine Acquisition Corporation Receives Notice of Noncompliance from Nasdaq

FOUNTAIN HILLS, ARIZONA, April 10, 2023—(GLOBE NEWSWIRE)—Alpine Acquisition Corporation (the “Company”) announced today that on April 6, 2023, it received a notice (the “Notice”) from the Listing Qualifications department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Annual Report on Form 10-K for the period ended December 31, 2022 (the “Filing”), the Company no longer complies with Nasdaq’s rules for continued listing (the “Rules”). Under the Rules, the Company has 60 calendar days from the date of the Notice to submit a plan to regain compliance. If Nasdaq accepts the plan, it may grant an exception of up to 180 calendar days from the Filing’s due date, or until September 27, 2023, for the Company to regain compliance.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, the risks and uncertainties indicated from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Elan Blutinger

(212) 818-8800

elan.blutinger@alpinesponsor.com